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EXHIBIT 10.1

THIRD AMENDMENT
(FACILITY A)

        THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Third Amendment"), dated as of April 19, 2002, is entered into by and among CROWN PACIFIC LIMITED PARTNERSHIP, a Delaware limited partnership (the "Company"), BANK OF AMERICA, N.A., as agent for the Banks (the "Agent"), and those financial institutions parties to the Agreement (collectively, the "Banks") signatory hereto.

RECITALS

        A.    The Company, the Banks, and the Agent are parties to an Amended and Restated Credit Agreement dated as of December 1, 1999, pursuant to which the Agent and the Banks have extended certain credit facilities to the Company, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of March 20, 2001, that certain Temporary Waiver to Amended and Restated Credit Agreement and that certain Second Amendment to Amended and Restated Credit Agreement dated as of November 7, 2001 (as so amended, the "Agreement").

        B.    The Company, the Banks, and the Agent now hereby wish to amend the Agreement in certain respects, all as set forth in greater detail below.

        NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.    Defined Terms.    Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Agreement.

        2.    Amendments to the Agreement.

          (a)  The definitions of "Acquisition"; "Actual Cash Flow"; "Annual Timber Decrease"; "Annual Timber Increase"; "Asset Coverage Ratio"; "Available Cash"; "Cash Flow"; "EBITDA"; "Escrow Agreement"; "Estimated Percentage"; "Effective Date"; "Existing Timberlands"; "Forecasted Cash Flow"; "Investment Policy"; "Net Proceeds"; "Permitted Inclusions"; "Planned Volume"; "Pro Forma Consolidated Cash Flow"; "Pro Forma Interest Expense"; "Pro Forma Maximum Debt Service" and "Restricted Payment" set forth in Section 1.1 of the Agreement are hereby deleted in their entirety.

          (b)  The definition of "Permitted Liens" set forth in Section 1.1 of the Agreement is hereby deleted in its entirety, and a new definition of "Permitted Liens" in the form set forth on Exhibit A hereto is substituted therefor.

          (c)  The definition of "Revolving Termination Date" set forth in Section 1.1 of the Agreement is hereby deleted in its entirety, and a new definition of "Revolving Termination Date" in the form of the definition of "Revolving Termination Date" set forth on Exhibit A hereto is substituted therefor.

          (d)  A new definition of "Capital Expenditures" in the form of the definition of "Capital Expenditures" set forth on Exhibit A hereto is added to Section 1.1 of the Agreement in the appropriate alphabetical order.

          (e)  A new definition of "Intercreditor Agreement" in the form of the definition of "Intercreditor Agreement" set forth on Exhibit A hereto is added to Section 1.1 of the Agreement in the appropriate alphabetical order.

          (f)    A new definition of "Third Amendment Effective Date" in the form of the definition of "Third Amendment Effective Date" set forth on Exhibit A hereto is added to Section 1.1 of the Agreement in the appropriate alphabetical order.

          (g)  A new definition of "Uniform Covenants and Events of Default" in the form of the definition of "Uniform Covenants and Events of Default" set forth on Exhibit A hereto is added to Section 1.1 of the Agreement in the appropriate alphabetical order.

          (h)  Section 2.7 of the Agreement is hereby deleted in its entirety and a new Section 2.7 in the form of Section 2.7 set forth as Exhibit A hereto is substituted therefor.

          (i)    Subsections 4.2(d) and 4.2(e) of the Agreement are hereby deleted in their entirety.

          (j)    Article VI of the Agreement is hereby deleted in its entirety, and a new Article VI in the form of Article VI set forth on Exhibit A hereto is substituted therefor.

          (k)  Article VII of the Agreement is hereby deleted in its entirety, and a new Article VII in the form of Article VII set forth on Exhibit A hereto is substituted therefor.

          (l)    Section 8.1 of the Agreement is hereby deleted in its entirety, and a Section 8.1 in the form of Section 8.1 set forth on Exhibit A hereto is substituted therefor.

          (m)  Section 10.5 of the Agreement is hereby deleted in its entirety, and a new Section 10.5 in the form of Section 10.5 set forth on Exhibit A hereto is substituted therefor.

          (n)  Section 10.6 of the Agreement is hereby deleted in its entirety, and a new Section 10.6 in the form of Section 10.6 set forth on Exhibit A hereto is substituted therefor.

          (o)  Schedule 1.1 to the Agreement is hereby deleted in its entirety.

          (p)  Schedule 1.1A to the Agreement is hereby deleted in its entirety.

          (q)  Schedule 7.1 to the Agreement is hereby deleted in its entirety.

          (r)  Schedule 7.2(f)(ii) to the Agreement is hereby deleted in its entirety.

          (s)  Schedule 7.4 to the Agreement is hereby deleted in its entirety.

          (t)    Schedule 7.5 to the Agreement is hereby deleted in its entirety.

          (u)  Schedule 7.6 to the Agreement is hereby deleted in its entirety.

          (v)  Schedule 7.9 to the Agreement is hereby deleted in its entirety.

          (w)  A new Schedule 1.1B to the Agreement is hereby added to the Agreement in the form of Schedule 1.1B attached hereto.

          (x)  Schedule 2.7 to the Agreement is hereby deleted in its entirety.

          (y)  Schedule 10.2 to the Agreement is hereby amended to add the following language at the end of the address for notices for Crown Pacific Limited Partnership: "and Roger L. Krage, General Counsel, telephone (503) 274-2300, Facsimile: (503) 228-4875."

        3.    Representations and Warranties.    The Company hereby represents and warrants to the Agent and the Banks, as of the Third Amendment Effective Date (as defined below), as follows:

          (a)  Upon giving effect to this Third Amendment as of the Third Amendment Effective Date, no Default or Event of Default has occurred and is continuing under the Agreement, the Facility B Credit Agreement or any of the Senior Note Agreements.

          (b)  The execution, delivery and performance by the Company of this Third Amendment have been duly authorized by all necessary partnership and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any Governmental Authority) in order to be effective and enforceable. The Agreement as amended by this Third Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, without defense, counterclaim or offset except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability whether enforcement is sought in a proceeding at law or in equity.

          (c)  Upon giving effect to this Third Amendment as of the Third Amendment Effective Date, all representations and warranties of the Company contained in the Agreement are true and correct in all material respects except (i) to the extent such representations and warranties specifically relate to an earlier date or (ii) as otherwise disclosed on Schedule Amend-3(c).

          (d)  The Company is entering into this Third Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other person.

        4.    Third Amendment Effective Date.    This Amendment will become effective on April 19, 2002 or the first Business Day thereafter as of which each of the following conditions precedent has been satisfied (the "Third Amendment Effective Date"):

          (a)  The Agent has received from the Company and each of the Banks a duly executed original or facsimile counterpart of this Amendment (any such facsimiles to be promptly followed by the originals thereof).

          (b)  The "Third Amendment Effective Date" as defined in the Third Amendment to the Facility B Credit Agreement of even date herewith has occurred or is occurring contemporaneously as of the Third Amendment Effective Date hereunder.

          (c)  The Agent has received the opinions of Skadden, Arps, Slate, Meagher & Flom LLP, as special counsel to the Company, and Ball Janik LLP, as special counsel to the Company and the Partner Entities (other than Fremont), addressed to the Agent and the Banks, substantially in the forms attached as Exhibits B and C hereto.

          (d)  The Company shall have paid to the Agent, for application to the payment and/or prepayment of the Facility A Loans and the Facility B Loans, an amount equal to $64,734,356.

          (e)  The Company shall have paid to the Agent (or to such party as the Agent directs), the reasonable legal and non-legal expenses incurred by the Banks through the date hereof in connection with this Third Amendment including reasonable legal fees and expenses of Moore & Van Allen, PLLC, as counsel to the Agent and the reasonable fees and expenses of Ernst & Young Corporate Finance LLC, as financial advisor to the Agent's counsel.

          (f)    The Company shall have delivered to the Agent an executed copy of that certain Intercreditor Agreement dated as of the date hereof among the Company, the Collateral Agent appointed pursuant to the terms of the Intercreditor Agreement, the Agent, the Banks and the holders of the Senior Notes.

          (g)  The Company shall have paid to the Agent, for the ratable benefit of the Banks, a restructuring fee equal to $361,000.

          (h)  The Company shall have paid to the Agent, for its own account, an administrative fee of $150,000.

        5.    Application of Proceeds.    Notwithstanding any provision to the contrary contained in the Agreement or the Facility B Credit Agreement, the Company and the Banks hereby acknowledge and agree that the amounts delivered to the Agent as contemplated by Section 4(d) of this Third Amendment shall be applied as follows: (i) $10,000,000 to the Facility B Loans, in the manner contemplated by Section 2.7(a)(i)(C) of the Facility B Credit Agreement (as amended by the Third Amendment thereto of even date herewith), but without any reduction in the Aggregate Commitment thereunder and (ii) $54,734,356 to the Facility A Loans, in the manner contemplated by Section 2.7(a)(i)(D) of the Agreement (as amended by this Third Amendment) with a corresponding permanent reduction in the Aggregate Commitment and the Commitment of each Bank.

        6.    Reservation of Rights.    The Company acknowledges and agrees that the execution and delivery by the Agent and the Banks of this Third Amendment shall not be deemed to create a course of dealing or otherwise obligate the Agent or the Banks to enter into similar amendments under the same or similar circumstances in the future.

        7.    Release.    Each of the Company and the Partner Entities hereby releases the Agent, the Banks, and the Agent's and the Banks' respective officers, employees, representatives, Affiliates, advisors, agents, managers, counsel, and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

        8.    Waiver.    The Banks hereby waive any Default or Event of Default that may exist as a result of the Company's failure to provide the audited financial statements required by Section 6.1(a) of the Agreement for the fiscal year ended December 31, 2001; provided, however that an Event of Default shall exists under the Agreement if the audited financial statements required by Section 6.1(a) of the Agreement (or Section 2.1(a) of the Schedule of Uniform Covenants and Events of Default) are not delivered to the Agent on or before April 22, 2002. This is a one-time waiver given only for the limited purposes set forth herein and shall be effective only in the specific circumstances provided for above.

        9.    Miscellaneous.

          (a)  Except as herein expressly amended or waived, all terms, covenants and provisions of the Agreement are and shall remain in full force and effect and all references therein to such Agreement shall henceforth refer to the Agreement as amended or waived by this Third Amendment. This Third Amendment shall be deemed incorporated into, and a part of, the Agreement.

          (b)  This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Third Amendment.

          (c)  This Third Amendment shall be governed by and construed in accordance with the law of the State of California.

          (d)  This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          (e)  This Third Amendment, together with the Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Third Amendment supersedes all prior drafts and communications with respect hereto. This Third Amendment may not be amended except in accordance with the provisions of Section 10.1 of the Agreement.

          (f)    If any term or provision of this Third Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Third Amendment or the Agreement, respectively.

          (g)  The Company confirms its obligations under Section 10.4(a) of the Agreement to reimburse the Agent for all costs and expenses including reasonable attorneys' fees and expenses incurred by the Agent in connection with this Third Amendment.

          (h)  This Third Amendment is a Loan Document executed pursuant to Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Agreement.

          (g)  Upon the reasonable request of the Agent, the Company shall deliver to the Agent a certificate of a Responsible Officer, in form and substance reasonably acceptable to the Agent, certifying that the Borrower has delivered to the Agent complete copies of all documents executed in connection with the Senior Notes (and all schedules and exhibits thereto) through the Third Amendment Effective Date.

          (h)  The Company shall pay all accrued interest on the amount applied to the Facility A Loans in accordance with Section 4(d) and Section 5 hereof and any amounts due in respect of such payments under Section 3.4 of the Agreement within five (5) Business Days of the Third Amendment Effective Date.

  [Signature pages follow]

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Third Amendment as of the date first above written.

CROWN PACIFIC LIMITED PARTNERSHIP
By:	CROWN PACIFIC MANAGEMENT LIMITED PARTNERSHIP, its General Partner
	By:	HS CORP. OF OREGON, its General Partner
By:

Name:
Title:
BANK OF AMERICA, N.A., as Agent
By:

Name:
Title:
BANK OF AMERICA, N.A., as a Bank
By:

Name:
Title:
UNION BANK OF CALIFORNIA, N.A., as Syndication Agent and as a Bank
By:

Name:
Title:
BANK OF MONTREAL, as Co-Agent and as a Bank
By:

Name:
Title:
KEYBANK NATIONAL ASSOCIATION, as Co-Agent and as a Bank
By:

Name:
Title:
ABN AMRO BANK, N.V.
By:

Name:
Title:

SUNTRUST BANK
By:

Name:
Title:
WELLS FARGO BANK, N.A.
By:

Name:
Title:
SUMITOMO MITSUI BANKING CORPORATION
By:

Name:
Title:
BNP PARIBAS (Successor in Interest to Paribas)
By:

Name:
Title:
WACHOVIA BANK, NATIONAL ASSOCIATION
By:

Name:
Title:
BANK HAPOALIM B.M.
By:

Name:
Title:

        The undersigned parties execute this document only for the limited purpose of agreeing to the release contained in Section 7.

By:	CROWN PACIFIC MANAGEMENT LIMITED PARTNERSHIP,
	By:	HS CORP. OF OREGON, its General Partner
By:

Name:
Title:
	By:	HS CORP. OF OREGON
By:

Name:
Title:
	By:	FTI HOLDINGS, L.P.
By:

Its General Partner
By:

Name:
Title:

Exhibit A

        "Capital Expenditures" means all expenditures of the Company and its Subsidiaries that, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, capital leases.

        "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of April 19, 2002 among the Company, the Master Partnership, the Collateral Agent appointed pursuant to the terms of the Intercreditor Agreement, the Agent, the Banks and the holders of the Senior Notes as amended, supplemented modified, restated or renewed from time to time in accordance with the terms thereof.

        "Permitted Liens" shall have the meaning assigned to such term in the Uniform Covenants and Events of Default.

        "Revolving Termination Date" means the earlier to occur of: (a) December 31, 2005 and (b) the date on which the Aggregate Commitment terminates in accordance with the provisions of this Agreement.

        "Third Amendment Effective Date" shall have the meaning assigned to such term in Section 4 of the Third Amendment to the Agreement dated as of April 19, 2002.

        "Uniform Covenants and Events of Default" shall mean those affirmative covenants, negative covenants, defaults and events of default set forth on Schedule 1.1B attached hereto.

        2.7    Mandatory Prepayments of Loans; Mandatory Commitment Reductions.

          (a)    Mandatory Prepayments.

    (i)
    (A) The Company shall prepay the Facility A Loans as required by Section 3.2(f) of the Uniform Covenants and Defaults.
    (B)
    The Company shall prepay the Facility A Loans as required by Section 3.4 of the Uniform Covenants and Defaults.
    (C)
    The Company shall prepay the Facility A Loans as required by Section 2.12 of the Uniform Covenants and Defaults.
    (D)
    Prepayments to be made pursuant to this subsection 2.7(a)(i) shall be applied, first, to prepay any Base Rate Syndicated Loans and, second, at the Company's option, to Cash Collateralize (which cash collateral shall be applied on the maturity date of their Interest Periods to prepay then outstanding Offshore Rate Loans in the order of their maturities) or to prepay any Offshore Rate Loans then outstanding (in the order of the maturity of their Interest Periods). Concurrently with such prepayments, the Company shall pay all interest accrued to the date of the prepayment on the amount prepaid and any amounts required pursuant to be paid in respect of such prepayment under Section 3.4.
    (E)
    Notwithstanding any provision to the contrary contained in this Agreement, the amount of the distribution of the net proceeds of any disposition of property for application to the Facility A Loans shall be as set forth in the terms of the Intercreditor Agreement.
    (F)
    On or before June 1, 2002, the Company shall prepay the Facility A Loans in the amount of $20,000,000; provided that any principal amounts prepaid pursuant to Section 2.6 or Section 2.7(a)(i)(A) or (B) after the Third Amendment Effective Date but prior to June 1, 2002 shall be credited against the mandatory prepayment required by this Section 2.7(a)(i)(F).
    (G)
    On or before September 30, 2003, the Company shall prepay the Facility A Loans in the amount of $5,000,000; provided that any principal amounts prepaid pursuant to Section 2.6 shall be credited against the mandatory prepayment required by this Section 2.7(a)(i)(G) without duplication of any credit taken against any other payment required by Sections 2.7(a)(i)(F),(H) and (I).

      (H)
      On or before January 15, 2004, the Company shall prepay the Facility A Loans in the amount of $40,000,000; provided that any principal amounts prepaid pursuant to Section 2.6 or Section 2.7(a)(i)(A) or (B) after June 1, 2002 but prior to January 15, 2004 (and not credited to amounts to be paid pursuant to Section 2.7(a)(i)(G)) shall be credited against the mandatory prepayment required by this Section 2.7(a)(i)(H).
      (I)
      On or before June 30, 2005, the Company shall prepay the Facility A Loans in the amount of $30,000,000; provided that any principal amounts prepaid pursuant to Section 2.6 or Section 2.7(a)(i)(A) or (B) after January 15, 2004 but prior to June 30, 2005 shall be credited against the mandatory prepayment required by this Section 2.7(a)(i)(I).

          (b)    Mandatory Commitment Reductions.    The Aggregate Commitment shall be permanently reduced from time to time by the amount of any mandatory prepayment of Facility A Loans required by subsection 2.7(a)(i). Such permanent reduction shall take effect upon the date the corresponding mandatory prepayment is or would (if Facility A Loans were outstanding) be required by subsection 2.7(a)(i) or, in the case of funds actually deposited as cash collateral under those subsections, upon the application of such cash collateral to the Facility A Loans. Upon any such permanent reduction in the Aggregate Commitment, the Commitment of each Bank shall automatically be reduced by an amount equal to such Bank's ratable share of the reduction, effective as of the earlier of the date that any corresponding prepayment is made or the date by which such prepayment is due and payable hereunder.

          (c)    General.    The Company shall pay, together with each prepayment under this Section 2.7, accrued interest on the amount prepaid and any amounts required pursuant to Section 3.4.

ARTICLE VI
AFFIRMATIVE COVENANTS

        So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation to such Bank shall remain unpaid or unsatisfied, unless the Required Banks waive compliance in writing, the Company and its Subsidiaries shall have complied with the covenants set forth in Article II of the Uniform Covenants and Events of Default.

ARTICLE VII
NEGATIVE COVENANTS

        So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation to such Bank shall remain unpaid or unsatisfied, unless the Required Banks waive compliance in writing, the Company and its Subsidiaries shall have complied with the covenants set forth in Article III of the Uniform Covenants and Events of Default.

        8.1    Events of Default    The occurrence of any item set forth in Article IV of the Uniform Covenants and Events of Default shall constitute an "Event of Default."

        10.5    ["Intentionally omitted"]

        10.6    Payments Set Aside.    To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and shall be immediately due and payable, and (b) each Bank severally agrees to pay to the Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by the Agent.

[Schedules follow]

Schedule 1.1B

Uniform Covenants and Events of Default
(filed as exhibit 10.2)

Exhibit B

Legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP

Exhibit C

Legal opinion of Ball Janik LLP

Schedule Amend-3(c)

Exceptions to Representations and Warranties

1.
The representation and warranty in Section 5.11(b) of the Agreement is modified as follows: Since December 31, 2001, there has been no Material Adverse Effect.

2.
With respect to Section 5.7(a) of the Agreement, Schedule 5.7 is modified to delete item (a)(2). (Timber Operators Council, Inc.—Woodworkers IAM Defined Contribution Plan and Trust Coverage: eligible union employees at Coeur d'Alene, Idaho.)

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  EXHIBIT 10.1